
                                  STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                        Three Months Ended                       Six Months Ended
                                                             June 30,                                June 30,
                                                 ----------------------------------     -----------------------------------
                                                     1998                1997                1998                1997
                                                 --------------     ---------------     ---------------     ---------------

                                                                 (in thousands, except for per share data)
Basic:
    Net income applicable to common
        stock                                    $       7,107      $        4,768      $       13,226      $        9,076
                                                 ==============     ===============     ===============     ===============
    Weighted average number of
        common shares outstanding                       15,226              15,001              15,192              14,944
                                                 ==============     ===============     ===============     ===============

   Basic net income per share                    $         .47      $          .32      $          .87      $          .61
                                                 ==============     ===============     ===============     ===============

Diluted:
    Net income applicable to common
        stock                                    $       7,107      $        4,768      $       13,226      $        9,076
                                                 ==============     ===============     ===============     ===============
    Weighted average number of
        common shares outstanding                       15,226              15,001              15,192              14,944
    Weighted average number of
        dilutive common stock equivalents                  674                 677                 679                 667
                                                 --------------     ---------------     ---------------     ---------------
    Weighted average number of
        common and common equivalent
        shares outstanding                              15,900              15,678              15,871              15,611
                                                 ==============     ===============     ===============     ===============

   Diluted net income per share                  $         .45      $          .30      $          .83      $          .58
                                                 ==============     ===============     ===============     ===============
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